UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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DEVON ENERGY CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Explanatory Note: The following letter was provided to certain stockholders beginning on May 21, 2012

May 21, 2012

Dear Devon Energy Corporation Stockholder,

By now you have received the Company’s Notice of 2012 Annual Meeting of Stockholders and Proxy Statement. As with last year’s Proxy Statement, the Company’s Board of Directors has requested that the stockholders vote to approve, on an advisory basis, the 2011 compensation of the Company’s named executive officers. This is frequently referred to as a “say-on-pay” vote. In light of some recent commentary provided by a proxy advisory firm, we’d like to further highlight some recent changes in Devon’s compensation program and the resulting strengthened tie between pay and performance.

Following last year’s say-on-pay vote, the Compensation Committee of the Board of Directors (the Committee) sought feedback from stockholders and implemented significant changes to compensation programs. We encourage you to review the “Compensation Discussion and Analysis” contained in the Proxy Statement, which provides details on these changes to our compensation programs and on the tie between compensation and company performance. Some of the changes, like those to the Committee’s bonus determination process, had an immediate effect on pay levels; others, like the implementation of performance metrics on long-term incentives, will enhance pay and performance alignment in the future.

We ask that you consider the following matters and vote to approve the 2011 compensation of the Company’s named executive officers:

The Committee implemented comprehensive changes to compensation programs and made compensation decisions that lowered the overall pay of our named executive officers as compared to the prior year.

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The Committee refined its performance bonus determination process so that (1) executives are assigned a target bonus opportunity and (2) actual payouts as compared to target opportunities are determined by reference to pre-set Company performance measures. In addition, the Compensation Discussion and Analysis now discloses the formula used in making bonus determinations.

¡	The bonus determination process resulted in a decrease in the direct pay awarded to each of the Company’s named executive officers in 2011 compared with 2010 awards.

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In 2011 the Committee transitioned away from making restricted stock awards that vest without regard to Company performance. The Committee instead adopted two new forms of long-term incentives: Performance Share Units (PSU) that vest based on a comparison of the Company’s total stockholder return (TSR) to a peer group and Performance Restricted Stock (PRS) that only vests if a financial metric is achieved. Granted in conjunction with stock options that only benefit executives if our stock price increases, the addition of PSUs and PRS make the Devon long-term incentive package 100% performance based.

¡	The changes to long-term incentives mean any future gains executives may achieve from these awards will be directly tied to Company financial and stock price performance.

¡	Additionally, the Committee lowered the direct pay of the Executive Chairman by 58% in recognition of the transition of his former responsibilities as CEO to John Richels.

The Committee continues to respond to stockholder input.

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The Committee recalibrated its benchmarking peer group by replacing Chevron Corporation with Newfield Exploration Company in order to more closely align the group with the size and mix of Devon’s business and operations.

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In 2012 the Committee will use the recalibrated peer group for all aspects of its pay determinations (i.e., executive pay benchmarking, bonus determinations that rely on the Company’s ranking in relation to peer group TSR performance, and PSU payout levels).

Devon’s pay levels better align with those of our comparably sized oil and gas exploration and production (E&P) industry peers and with our company’s performance relative to these peers than the proxy advisor’s analysis would lead stockholders to believe.

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As discussed on page 34 of the 2012 Proxy Statement, Devon produced strong operating results in 2011 relative to most performance goals and to peers in the E&P industry. Moreover, the Company achieved these results during a time of significant transition as the Company completed the divestiture of its offshore assets in the Gulf of Mexico and countries outside North America in order to re-focus efforts on expanding operations in North America.

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The standardized peer group methodology utilized by ISS Proxy Advisory Services (ISS) to make relative pay and performance comparisons results in the inclusion of companies with which Devon does not compete for investors, customers, personnel talent or production resources. Seven of the 12 companies in the ISS-generated peer group are not in the E&P industry—three are coal companies, three are pipeline companies, and one is a refiner. This defect overstates Devon’s executive pay relative to peers and incorrectly implies pay is not aligned with performance.

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The chart below reflects the composition of the two peer groups as well as the differences in the percentile ranks of TSR and CEO pay yielded from the two groups (0 to 100 = lowest to highest). A comparison of the two yields the following conclusions:

➢	Within the E&P industry, the Company’s CEO pay ranks at approximately the median.

➢	The Company’s CEO pay is fairly well aligned to performance when compared to the Company’s E&P peer group rather than a group mechanically and somewhat arbitrarily assigned by ISS.

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We see Devon’s one-year and three-year TSR through the end of 2011 as disappointing, but we believe the Company’s strong 2011 operational results and the market’s positive reception to date in 2012 validate the Company’s strategic decision to focus on high value oil, natural gas liquids and natural gas exploration and production activities in North America.

The Committee’s 2011 Peer Group		ISS Peer Group

Devon 1 YR TSR Return: 33rd Percentile	Devon 1-YR CEO Pay: 45th percentile	Devon 1-YR TSR: 30th percentile	Devon 1-YR CEO Pay: 73rd percentile

Devon 3 YR TSR: 5th percentile	Devon 3-Yr CEO Pay: 52nd Percentile	Devon 3-Yr TSR: 0 Percentile	Devon 3-YR CEO Pay: 72nd percentile

Companies:		Companies:

Anadarko Petroleum Corp.	Apache Corp.	Alpha Natural Resources, Inc. (Coal)	Anadarko Petroleum Corp. (E&P)

Chesapeake Energy Corp.	Chevron Corp.	Apache Corp. (E&P)	Chesapeake Energy Corp. (E&P)

ConocoPhillips	EnCana Corp.	CONSOL Energy, Inc. (Coal)	Energy Transfer Partners LP (Pipeline/Midstream)

EOG Resources, Inc.	Hess Corp.	EOG Resources, Inc. (E&P)	HollyFrontier Corp. (Refiner/Marketer)

Marathon Oil Corp.	Murphy Oil Corp.	Occidental Petroleum Corp. (E&P)	Peabody Energy Corp. (Coal)

Noble Energy, Inc.	Occidental Petroleum Corp.	Spectra Energy Corp. (Pipeline/Midstream)	The Williams Companies, Inc. (Pipeline/Midstream)

Pioneer Natural Resources Corp.	Talisman Energy, Inc.

Thank you for continuing to hold stock in Devon Energy Corporation and considering the points raised in this letter. We encourage you to vote your shares FOR Agenda Item No. 2, the advisory vote on executive compensation. If you would like to speak with us about Agenda Item No. 2 or any of the items in our 2012 Proxy Statement, please contact Ms. Carla D. Brockman, Corporate Secretary by email at CorporateSecretary@dvn.com or by calling (405) 235-3611.

Sincerely,

Devon Energy

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s control. Consequently, actual future results could differ materially from expectations due to a number of factors, such as changes in the supply of and demand for oil, natural gas and NGLs and related products and services; exploration or drilling programs; political or regulatory events; general economic and financial market conditions; and other factors.

All subsequent written and oral forward-looking statements attributable to Devon, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. The Company assume no duty to update or revise our forward-looking statements based on new information, future events or otherwise.